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                                                                   EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statements on Form S-4 (File No. 333-95135) of Tellabs, Inc. to register 4,688,965 of common stock, $.01 par value of our report dated April 29, 1999 relating to the financial statements of NetCore Systems, Inc., (which financial statements are not separately presented), which report appears in the Form 8-K of Tellabs, Inc. dated November 10, 1999.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 7, 2000